UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): March 6, 2007

                         Drinks Americas Holdings, Ltd.
               (Exact name of registrant as specified in charter)

          Delaware                   33-55254-10               87-0438825
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)            Identification No.)

             372 Danbury Road, Suite 163, Wilton, Connecticut 06897
               (Address of principal executive offices) (Zip Code)

                                 (203) 762-7000
               Registrant's telephone number, including area code

                                 Not Applicable
         (Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

      Drinks Americas Holdings, Ltd. and affiliates (the "Company") has determined to restate its prior period consolidated financial statements for the period ended October 31, 2005 and all subsequent periods to, among other things, restate the amount of certain intangible assets acquired by the Company in the quarter ended October 31, 2005 and as of April 30, 2006, record a material impairment charge of approximately $825,000 for the acquired intangible assets. The conclusion that an impairment charge was necessary was reached by the Company's audit committee on March 6, 2007. The impairment charge will not result in future cash expenditures by the Company.

      Item 4.02 of this current report on Form 8-K contains additional information about such charge and the amounts thereof and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

Following the receipt of, and response to, a series of comment letters from the staff of the SEC's Division of Corporation Finance, the Company's management has determined that the Company should restate its:

      o audited consolidated financial statements as of April 30, 2006 and for the fiscal year then ended; and

      o unaudited interim consolidated financial statements for the quarterly periods ended October 31, 2005, January 31, 2006, July 31, 2006 and October 31, 2006,

to make the adjustments described below to such financial statements. The adjustments are as follows:

|X| The Company entered into a number of transactions in the quarters ended October 31, 2005, January 31, 2006, April 30, 2006, July 31, 2006 and
      October 31, 2006 which involved the issuance of the Company's common stock, $.001 par value (the "Common Stock") and/or warrants to purchase Common Stock, in satisfaction of obligations, including interest owed on debt, past due compensation to consultants and past due payables owed to vendors and other third parties. In recording these transactions on the applicable consolidated financial statements, the Company applied discounts ranging from 30% to 35% per share against the quoted market price per share of the Common Stock which ranged between $.35 and $1.20 during these periods. The Company should have accounted for all such transactions based on the quoted market price of the Company's Common stock without discount. Without the discounts, the expenses satisfied by the issuance and delivery of these securities will be restated at a greater amount, including those satisfied by the issuance and delivery of warrants, which will have a value attributed to them when not discounting the value of the underlying Common Stock. The cumulative effect of these changes as of October 31, 2006 will be approximately as follows: accumulated deficit increases by approximately $172,000 due to increases in the Company expenses; paid in capital increases by approximately $289,000, and an increase in deferred expenses of approximately $117,000, which amount will be amortized by the by the Company in future periods.

|X| For the periods ended January 31, 2006, April 30, 2006, July 31, 2006 and October 31, 2006, the Company issued convertible promissory notes with detachable warrants as part of investment units. In recording such transactions the Company did not recognize a value for the conversion features of the convertible promissory notes and either did not recognize or discounted the value of the warrants issued as part of the investment units. The failure to report values for the conversion features of the convertible promissory notes and for the warrants was due to the Company applying discounts to the value of the Common Stock underlying such securities, which discounts should not have been recognized. The Company should have recognized the intrinsic value of the conversion features of the convertible promissory notes by allocating the proceeds received by the Company with respect to the investment units between the warrants and convertible promissory notes in order to determine the effective purchase price for the debt and the warrants, and the resulting effective conversion price of the convertible promissory notes. Both the detachable warrants and the beneficial conversion features of the convertible promissory notes will be valued based on the quoted market price of the related shares of the Company's Common Stock without applying discounts. The Company will restate its consolidated financial statements for the above periods to properly value the beneficial conversion features of the debt as well as the value of the detachable warrants. These restatements will have a cumulative affect on the Company's financial statements as of October 31, 2006 as follows: accumulated deficit increases by approximately $598,000, as a result of the recognition of expenses resulting from the amortization of discounts to the value of the promissory notes caused by the allocation of value to the beneficial conversion features of the promissory notes and to the warrants; an increase in deferred expenses of $112,000 and an increase to additional paid in capital of $710,000.

|X| During the period ended October 31, 2005, the Company acquired certain assets of Rheingold Brewing Co., Inc. The consideration paid for by the Company for the acquired assets consisted of the assumption of certain liabilities, 724,638 newly issued and unregistered shares of its Common Stock and potentially, additional shares of Common Stock, with a market value of $350,000 issuable on October 16, 2006, and up to $150,000 in cash. The Company recorded the consequences of this acquisition by applying a discount, to the Common Stock issued at the closing of the acquisition as well as those shares to be issued in October 2006, as compared to quoted market price of its Common Stock at the time of the acquisition. The Company should have recorded this transaction based on the quoted market price of its Common Stock without discount and the Company will restate its consolidated financial statements for the above period accordingly. This will result in an increase in the value of the intangible assets acquired as part of this transaction from $402,212 to $1,245,683, which will be reflected in the Company's consolidated financial statements for the periods ended October 31, 2005 and January 31, 2006. Furthermore, the Company should have recorded an impairment charge of $824,922 at April 30, 2006, when such impairment was determined by the Company, which should have been reflected in its consolidated financial statements for the year ended April 30, 2006, and will effect the Company's balance sheet for subsequent periods. The Company will restate its consolidated financial statements accordingly. In addition, the The Company should have started amortizing the cost of the intangible assets from the date of acquisition. The Company will restate its consolidated financial statements accordingly. These changes will result in a restatement of the Company's consolidated financial statement for the quarter ended October 31, 2005 as well as all subsequent interim and annual periods. The consequence of this change, as of October 31, 2006, will be approximately as follows: a charge to accumulated deficit, as a result of the impairment and amortization of the intangible assets, of $859,000, a decrease in intangible assets of $15,000, an increase in notes payable of $280,000 as a result of recognizing the deferred purchase price payable in shares of Common Stock without a discount, and an increase in additional paid in capital of $564,000.

      On March 6, 2007, the audit committee of the Company's Board of Directors agreed with management's determination that the Company's consolidated financial statements for the periods indicated above should be restated to make the adjustments indicated above. The audit committee has discussed this conclusion with the Company's independent registered public accounting firm.

      In light of the foregoing, the Company has concluded that its consolidated financial statements for the above-referenced periods should no longer be relied upon. This conclusion was reached by the audit committee on March 6, 2007, following the recommendation of the Company's management and discussion with the Company's independent registered public accounting firm. The aggregate of all the adjustments as of October 31, 2006 result in an increase in accumulated deficit of $1,629,000, a decrease in intangible assets of $15,000, an increase in deferred expenses of $229,000, an increase in notes payable of $280,000 and an increase in additional paid-in capital of $1,563,000, but will not affect the net cash flows from operating, investing, or financing activities which were previously reported.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Drinks Americas Holdings, Ltd.


Date: March 6, 2007                     By: /s/ J. Patrick Kenny
                                           -------------------------------------
                                           Name: J. Patrick Kenny
                                           Title: President and
                                                  Chief Executive Officer